Schvanoveldt and Compnay
                          Ceritfied Public Accountant
                         275 E. South Temple, Suite 300
                           Salt Lake City, Utah 84111
                                 (801) 521-2392



U.S. Securities & Exchange Commission
Washington, D. C. 10549

The undersigned certifying accountants hereby acknowledge that they have reviewed Item 3, "Changes in and Disagreements with Accountants on Accounting and Financial Disclosures," as contained in the Form 10 Registration Statement being filed by Bio-American Capital Corporation and that the undersigned concurs with the statements made therein by the Registrant concerning the Change in the Registrant's independent accountant.

ss/Schvaneveldt & Company
-------------------------

Schvaneveldt & Company
Salt Lake City, Utah
July 20, 1999